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                                  Exhibit (a)(5)(vi) - Revised Letter to Clients
                                  for use by Brokers, Dealers, Commercial Banks,
                                              Trust Companies and Other Nominees


                              AMENDED AND RESTATED
                           OFFER TO PURCHASE FOR CASH
                ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK OF
                            UGLY DUCKLING CORPORATION
                       COMMON STOCK AT $3.53 NET PER SHARE


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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., MOUNTAIN STANDARD
TIME, ON JANUARY 16, 2002, UNLESS THE OFFER IS EXTENDED.
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                               December 14, 2001

To Our Clients:

         Enclosed for your consideration are the Amended and Restated Offer to Purchase dated December 14, 2001 (the "Amended Offer to Purchase"), and the Amended and Restated Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the Offer by UDC Acquisition Corp., a Delaware corporation, to purchase all outstanding shares of Common Stock, $.001 par value per share (the "Shares"), of Ugly Duckling Corporation ("Ugly Duckling") at a purchase price of $3.53 per Share, net to the seller in cash, without interest thereon and subject to reduction for any applicable federal backup or other withholding or stock transfer taxes, upon the terms and subject to the conditions set forth in the Offer.

         WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US OR OUR NOMINEES AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED AMENDED AND RESTATED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available, or who cannot deliver their Share Certificates and all other required documents to Computershare Trust Company, Inc. (the "Depositary"), on or prior to the Expiration Date (as defined in the Amended Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in the Amended Offer to Purchase under the heading "THE OFFER - Procedures for Tendering Shares".

         Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

         Please note the following:

      1. The tender price is $3.53 per Share, net to the seller in cash, without interest thereon and subject to withholding, upon the terms and subject to the conditions set forth in the Offer.

      2. The Offer is being made for all outstanding Shares of Common Stock of Ugly Duckling Corporation excluding Shares owned by Ernest C. Garcia II, Gregory B. Sullivan, UDC Acquisition Corp. and UDC Holdings Corp. (the "Buyout Group").

      3. The Offer is being made pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of December 10, 2001, by and among Ugly Duckling and each member of
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         the Buyout Group, which provides that subsequent to the consummation of the Offer, UDC Acquisition Corp. will merge with and into Ugly Duckling (the "Merger"), subject to the conditions contained in the Merger Agreement. At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by the Buyout Group, and Shares, if any, held by stockholders who shall have properly demanded appraisal of their Shares in accordance with the Delaware General Corporation Law) shall be converted into the right to receive $3.53 in cash, without interest, and less any withholding taxes required under applicable law.

      4. The Offer and withdrawal rights will expire at 5:00 p.m., Mountain Standard Time, on January 16, 2002, unless the Offer is extended.

      5. Tendering holders of Shares will not be obligated to pay stock transfer taxes on the purchase of Shares by UDC Acquisition Corp. pursuant to the Offer, except as set forth in the Amended Offer to Purchase.

      6. The Offer is conditioned upon, among other things, the satisfaction of certain other terms and conditions as set forth in the Amended Offer to Purchase.

      7. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates or timely confirmation of the book-entry transfer of such Shares into the account maintained by the DTC (as described in the Amended Offer to Purchase), pursuant to the procedures set forth in the Amended Offer to Purchase under the heading "THE OFFER - Procedure for Tendering Shares", (b) the Amended and Restated Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an "agent's message" (as defined in the Amended Offer to Purchase), in connection with a book-entry delivery and (c) any other documents required by the Amended and Restated Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time, depending upon when Share Certificates or confirmations of book-entry transfer of such Shares into the Depositary's account at the DTC are actually received by the Depositary.

         The Offer is made solely by the Amended Offer to Purchase and the Amended and Restated Letter of Transmittal and is being made to all holders of Shares except the Buyout Group. UDC Acquisition Corp. is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If UDC Acquisition Corp. becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, UDC Acquisition Corp. will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, UDC Acquisition Corp. cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state.

         If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you do not instruct us to tender your Shares, they will not be tendered.
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                                  INSTRUCTIONS
       WITH RESPECT TO THE AMENDED AND RESTATED OFFER TO PURCHASE FOR CASH
                 ANY AND ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            UGLY DUCKLING CORPORATION
                             AT $3.53 NET PER SHARE

         The undersigned acknowledge(s) receipt of your letter, the enclosed Amended and Restated Offer to Purchase dated December 14, 2001 (the "Amended Offer to Purchase") and the Amended and Restated Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the Offer by UDC Acquisition Corp., to purchase all outstanding shares of Common Stock, $.001 par value per share (the "Shares"), of Ugly Duckling Corporation not owned by Ernest C. Garcia II, Gregory B. Sullivan, UDC Acquisition Corp. or UDC Holdings Corp. at a purchase price of $3.53 per Share, net to the seller, without interest thereon and subject to reduction for any applicable federal backup or other withholding or stock transfer taxes, upon the terms and subject to the conditions set forth in the Offer.

         This will instruct you to tender to UDC Acquisition Corp. the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Class of Shares to be Tendered:         Common Stock, $.001 par value per share
Number of   Shares to be Tendered:*

Dated:                                  _________________________
                                        _________________________, 200_

                                    SIGN HERE


________________________________________________________________________________
Signature(s)

________________________________________________________________________________
Please type or print name(s)

________________________________________________________________________________
Please type or print address

Area Code and Telephone Number__________________________________________________

_______________________________________________________
Taxpayer Identification or Social Security Number

* Unless otherwise indicated, it will be assumed that you instruct us to tender all shares held by us for your account.


RETURN THIS FORM TO THE BROKERAGE MAINTAINING YOUR ACCOUNT